UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite K

Monmouth Junction, New Jersey 08852

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (732) 329-8885

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment Agreements

On December 31, 2013, CytoSorbents Corporation (“We” or the “Company”) entered into employment agreements which were retroactively effective as of January 1, 2013 (collectively, the “Agreements,” and each individually, an “Agreement”) with Dr. Phillip P. Chan and Vincent Capponi (collectively, the “Employees,” and each individually, an “Employee”).

Pursuant to the Agreement with Dr. Chan, we have renewed our employment agreement with him, employing him as our Chief Executive Officer (the “CEO”) and President to perform the services and duties that are normally and customarily associated with the CEO and President position as well as other associated duties as the Board of Directors reasonably determines. Dr. Chan’s employment has a term of one (1) year with an initial base compensation of $245,386 payable in equal semi-monthly installments in accordance with our usual practice.

Pursuant to our Agreement with Mr. Capponi, have renewed our employment agreement with him, employing him as our Chief Operating Officer (the “COO”) to perform the services and duties that are normally and customarily associated with the COO position as well as other associated duties as our CEO reasonably determines. Mr. Capponi’s employment has a term of one (1) year with an initial base compensation of $239,445 payable in equal semi-monthly installments in accordance with our usual practice.

The Agreements provide the terms of benefits afforded to the Employees. These benefits include the ability to participate in various group insurance plans, reasonable business expenses, vacation time and bonuses.

Pursuant to the Agreements, an Employee is prohibited from disclosing any of our confidential information, directly or indirectly, or using them either during the term of his employment or at any time thereafter, except as required in the course of his employment with us. In addition, an Employee is prohibited for a period of one (1) year from his respective separation date with us from engaging in any business in competition with us in the United States and those foreign counties and areas provided in Section 5.2 of the Agreement.

The foregoing descriptions of the terms of the Agreements for Dr. Chan and Mr. Capponi do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as Exhibits 10.1, and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement with Dr. Phillip P. Chan Effective as of January 1, 2013.
10.2	Employment Agreement with Vincent Capponi Effective as of January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoSorbents Corporation

Date: January 7, 2014	By:	/s/ Dr. Phillip P. Chan
Name: Dr. Phillip P. Chan
Title: President and CEO